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                                                                   EXHIBIT 10.35

                                 DEED OF TRUST

THE STATE OF TEXAS         )
                           )     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS           )

That the undersigned, DYNACQ INTERNATIONAL, INC., 4301A Vista, Pasadena, Texas 77504, of Harris County, Texas, hereinafter called Grantors (whether one or more) for the purpose of securing the indebtedness hereinafter described and in consideration of the sum of TEN DOLLARS ($10.00) to us in hand paid by the Trustee hereinafter named, the receipt of which is hereby acknowledged, and for the further consideration of the uses, purposes and trusts hereinafter set forth, have GRANTED, SOLD, AND CONVEYED, and by these presents do GRANT, SELL AND CONVEY unto EDWIN LAMM, III, TRUSTEE, of the County of Harris, State of Texas, all of the following described property situated in Harris County, Texas, to-wit:

                  4.5799 acres of land being the residue of Lot 14 of South Houston Gardens, Section 5, as recorded in Volume 4, Page 15 of the Map Records of Harris County, Texas, and lying in the Day Land and Cattle Company Survey, Abstract No. 1025, Harris County, Texas, said 4.5799 acres of land being more particularly described by metes and bounds in Exhibit A attached hereto and made a part hereof for all purposes.


     TO HAVE AND TO HOLD the above described property, together with the rights, privileges and appurtenances thereto belonging, unto the said Trustee and to his substitutes or successors forever. And Grantors named herein do hereby bind themselves, their heirs, executors, administrators and assigns to warrant and forever defend the said premises unto the said Trustee, his substitutes or successors and assigns forever, against the claim, or claims, of all persons claiming or to claim the same or any part thereof.

     This conveyance, however, is made in TRUST to secure payment of one certain promissory note in the original principal sum of $140,000.00, dated September 1, 1998, executed by Grantor and payable to order of VISTA HEALTHCARE, INC. in 84 monthly installments at eight and one-half per cent (8.5%) interest, providing for acceleration of maturity and attorney fees and should Grantors do and perform all of the obligations and covenants so assumed and make prompt payment of the indebtedness evidenced by said note so assumed as the same shall become due and payable, then this conveyance shall become null and void and of no further force and effect, and shall be released at the expense of Grantors, by the holder hereof, hereinafter called Beneficiary (whether one or more.)

     Grantors covenant and agree as follows:

     That they are lawfully seized of said property and have the right to convey same, that said property is free from all liens and encumbrances except as herein provided.


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     To protect the title and possession of said property and to pay when due all taxes and assessments now existing or hereafter levied or assessed upon said property, or the interest herein created by this Deed of Trust, and to preseve and maintain the lien hereby created as a first and prior lien on said property including any improvements hereafter made a part of the realty.

     Grantors agree that in the event of default in the payment of any installment, principal or interest, of the note so assumed by Grantors, or in the event of default in the payment of said note when due or declared due, or of a breach of any of the obligations or covenants contained in the Deed of Trust securing said note so assumed, Beneficiary may, at his option, advance and pay such sum or sums as may be required to cure any such default, and that any and all such sums so advanced and paid by Beneficiary to cure such default shall be paid by Grantors to Beneficiary at 2919 Allen Parkway, Suite 202 in the City of Houston, Harris County, Texas, 77019 within five (5) days after the date of such payment without notice or demand, which are expressly waived.

     Grantors covenant to pay promptly to Beneficiary, without notice or demand, within the time and as provided in the foregoing paragraph, any and all sums that may, under the provisions of the foregoing paragraph be due Beneficiary.

     In the event of a breach of the foregoing covenants, it shall thereupon, or at any time thereafter, be the duty of the Trustee, or his successor or substitute as hereinafter provided, at the request of Beneficiary (which request is hereby conclusively presumed), to enforce this Trust, and after advertising the time, place and terms of the sale of the above described and conveyed property, then subject to the lien hereof, for at least twenty-one
(21) days preceding the date of sale by posting written or printed notice thereof at the Courthouse door of the county where said real property is situated, which notice may be posted by the Trustee acting, or by any person acting for him, and the Beneficiary (the holder of the indebtedness secured hereby) has, at least twenty-one days preceding the date of sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the indebtedness secured by this Deed of Trust according to the records of Beneficiary, by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor's most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United Sates Postal Service, the Trustee shall sell the above described property, then subject to the lien hereof, at public auction in accordance with such notice at the Courthouse door of the county where such real property is situated (provided where said real property is situated in more than one county, the notice to be posted as herein provided shall be posted at the Courthouse door of each of such counties where said real property is situated, and said above described and conveyed property may be sold at the Courthouse door of any one of such counties, and the notices so posted shall designate the county where the property will be sold), on the first Tuesday in any month between the hours of ten o'clock A.M. and four o'clock P.M. to the highest bidder for cash, and make due conveyance to the Purchaser or Purchasers, with general warranty binding Grantors, their heirs and assigns: and out of the money arising from such sale the Trustee

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shall pay, first, all expenses of advertising the sale and making the conveyance, including a commission of 10% to himself and second, to Beneficiary the full amount of all sums so advanced and paid and that are then owing to Beneficiary under the provisions hereof, rendering the balance of the sales price, if any, to the person or persons legally entitled thereto: and the recitals in the conveyance to the Purchaser or Purchasers shall be full and conclusive against Grantors, their heirs and assigns: said sale and deed to be made subject to the then unpaid part of the indebtedness so assumed by Grantors and the lien or liens securing the same, and it is agreed that such sale shall not in any manner affect any indebtedness which may thereafter become due and owing to Beneficiary under the covenants and provisions of this Deed of Trust, it being agreed that this Deed of Trust and all rights of Beneficiary shall be and remain in full force and effect so long as the obligations and indebtedness so assumed by Grantors or any part thereof remain unsatisfied or unpaid that a sale by the Trustee or Substitute Trustee hereunder shall not exhaust the right of the Trustee or Substitute Trustee in event of any subsequent default hereunder and at the request of Beneficiary, to thereafter enforce this trust and make sale of said property as herein provided.

     Beneficiary shall have the right to purchase at any sale of the property, being the highest bidder and to have the amount for which such property is sold credited on the total sums owed Beneficiary.

     Beneficiary in any event is hereby authorized to appoint a substitute trustee, or a successor trustee, to act instead of the Trustee named herein without other formality than the designation in writing of a substitute or successor trustee; and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the full and final payment and satisfaction of the indebtedness and obligations so assumed by Grantors, and each substitute and successor trustee shall succeed to all of the rights and powers of the original Trustee named herein.

     The term "Grantors" used in this instrument shall also include any and all successors in interest of Grantors to all or any part of the herein described and conveyed property as well as any and all purchasers thereof at any sale made hereunder by the Trustee or Substitute Trustee, and the provisions of this Deed of Trust shall be covenants running with the land.

     If this Deed of Trust is or becomes binding upon one person or upon a corporation, the plural reference to Grantors shall be held to include the singular and all of the agreements and covenants herein undertaken to be performed by and the rights conferred upon Grantors, shall be binding upon and inure to the benefit of not only Grantors respectively but also their respective heirs, executors, administrators, grantees, successors and assigns.

     It is expressly stipulated that the liability of Grantors to Beneficiary, arising by virtue of the assumption by Grantors of the payment of the note herein described and of the obligations of the Deed of Trust securing said note, as well as the liability to

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Beneficiary of any and all persons hereafter assuming payment of said note and performance of the obligations of said Deed of Trust, shall in no wise be discharged or released by this instrument or by the exercise by Beneficiary of the rights and remedies herein provided for, it being agreed that this instrument and all rights and remedies herein accorded Beneficiary are cumulative of any and all other rights and remedies existing at law.

     Grantors expressly represent that any indebtedness becoming due and payable under and by virtue of the terms and provisions of this Deed of Trust is in part payment of the purchase price of the herein described and conveyed property and that this Deed of Trust is cumulative and in addition to the Vendor's Lien expressly retained deed of even date herewith executed by Beneficiary to Grantors, and it is expressly agreed that Beneficiary may foreclose under either or both of said liens as Beneficiary may elect, without waiving the other, said deed hereinbefore mentioned, together with its record, being here referred to and made a part of this instrument.

     In the event any sale is made of the above described property, or any portion thereof, under the terms of this Deed of Trust, Grantors, their heirs and assigns, shall forthwith upon the making of such sale surrender and deliver possession of the property so sold to the Purchaser at such sale, and in the event of their failure to do so they shall thereupon from and after the making of such sale be and continue as tenants at will of such Purchaser, and in the event of their failure to surrender possession of said property upon demand, the Purchaser, his heirs or assigns, shall be entitled to institute and maintain an action for forcible detainer of said property in the Justice of the Peace Court in the Justice Precinct in which such property, or any part thereof, is situated.

     EXECUTED this 1st day of September 1998.


  /s/ Dan Borah           /s/ Larry Mason Lee            /s/ Roger Alan Parham
-----------------        -------------------------      -----------------------
DAN BORAH,               LARRY MASON LEE,                ROGER ALAN PARHAM,
Grantor                  Grantor                         Grantor


Mailing address of trustee:                Mailing Address of each beneficiary:

Name:      ERIC G. CARTER                  Name:     RED LOUIE'S, L.C.
Address:   2919 Allen Parkway, Suite 202   Address:  2919 Allen Parkway,
           Houston, Texas 77019                      Suite 202
                                                     Houston, Texas 77019

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Mailing address of Grantors:
             3813 E. Nasa Road 1
             Seabrook, Texas 77586:

                                 ACKNOWLEDGMENT

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

     This instrument was acknowledged before me on the 1st day of September 1998, by DAN BORAH.


                                        -----------------------------
                                        Notary Public in and for the
                                        State of Texas


                                 ACKNOWLEDGMENT

STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

     This instrument was acknowledged before me on the 1st day of September 1998, by LARRY MASON LEE.

                                        -----------------------------
                                        Notary Public in and for the
                                        State of Texas


                                 ACKNOWLEDGMENT
STATE OF TEXAS         )
                       )
COUNTY OF HARRIS       )

     This instrument was acknowledged before me on the 1st day of September 1998, by ROGER ALAN PARHAM.

                                        -----------------------------
                                        Notary Public in and for the
                                        State of Texas



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